                                                                   Exhibit 10.36


                ______________________________________________

                ______________________________________________

                         CREDIT AND SECURITY AGREEMENT

                                BY AND BETWEEN

                        P. G. DESIGN ELECTRONICS, INC.

                                    AND

                         NORWEST BUSINESS CREDIT, INC.

                         Dated as of December 31, 1998

                 [LOGO of NORWEST BUSINESS CREDIT goes here]


                ______________________________________________

                ______________________________________________

                               Table of Contents
                               -----------------

ARTICLE I DEFINITIONS...........................................................................................................  1
 Section 1.1 Definitions........................................................................................................  1
 Section 1.2 Cross References...................................................................................................  9

ARTICLE II  AMOUNT AND TERMS OF THE CREDIT FACILITY.............................................................................  9
 Section 2.1 Advances...........................................................................................................  9
 Section 2.2 Term Advance....................................................................................................... 10
 Section 2.3 Payment of Term Note............................................................................................... 10
 Section 2.4 Interest; Minimum Interest Charge; Default Interest; Participations; Usury......................................... 10
 Section 2.5 Fees............................................................................................................... 11
 Section 2.6 Computation of Interest and Fees; When Interest Due and Payable.................................................... 12
 Section 2.7 Capital Adequacy; Increased Costs and Reduced Return............................................................... 12
 Section 2.8 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower............ 13
 Section 2.9 Termination and Line Reduction Fees................................................................................ 13
 Section 2.10 Mandatory Prepayment.............................................................................................. 13
 Section 2.11 Payment........................................................................................................... 13
 Section 2.12 Payment on Non-Banking Days....................................................................................... 14
 Section 2.13 Use of Proceeds................................................................................................... 14
 Section 2.14 Liability Records................................................................................................. 14

ARTICLE III  SECURITY INTEREST; OCCUPANCY; SETOFF............................................................................... 14
 Section 3.1 Grant of Security Interest......................................................................................... 14
 Section 3.2 Notification of Account Debtors and Other Obligors................................................................. 14
 Section 3.3 Assignment of Insurance............................................................................................ 15
 Section 3.4 Occupancy.......................................................................................................... 15
 Section 3.5 License............................................................................................................ 15
 Section 3.6 Financing Statement................................................................................................ 16
 Section 3.7 Setoff............................................................................................................. 16

ARTICLE IV  CONDITIONS OF LENDING............................................................................................... 16
 Section 4.1 Conditions Precedent to the Initial Advances....................................................................... 16
 Section 4.2 Conditions Precedent to All Advances............................................................................... 19

ARTICLE V  REPRESENTATIONS AND WARRANTIES....................................................................................... 19
 Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification
    Number...................................................................................................................... 19
 Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements.................................................... 19
 Section 5.3 Legal Agreements................................................................................................... 20
 Section 5.4 Subsidiaries....................................................................................................... 20

 Section 5.5 Financial Condition; No Adverse Change.............................................................................20
 Section 5.6 Litigation.........................................................................................................20
 Section 5.7 Regulation U.......................................................................................................20
 Section 5.8 Taxes..............................................................................................................21
 Section 5.9 Titles and Liens...................................................................................................21
 Section 5.10 Plans.............................................................................................................21
 Section 5.11 Default...........................................................................................................21
 Section 5.12 Environmental Matters.............................................................................................21
 Section 5.13 Submissions to Lender.............................................................................................23
 Section 5.14 Financing Statements..............................................................................................23
 Section 5.15 Rights to Payment.................................................................................................23

ARTICLE VI  BORROWER'S AFFIRMATIVE COVENANTS....................................................................................23
 Section 6.1 Reporting Requirements.............................................................................................23
 Section 6.2 Books and Records; Inspection and Examination......................................................................26
 Section 6.3 Account Verification...............................................................................................26
 Section 6.4 Compliance with Laws...............................................................................................26
 Section 6.5 Payment of Taxes and Other Claims..................................................................................27
 Section 6.6 Maintenance of Properties..........................................................................................27
 Section 6.7 Insurance..........................................................................................................27
 Section 6.8 Preservation of Existence..........................................................................................28
 Section 6.9 Delivery of Instruments, etc.......................................................................................28
 Section 6.10 Collateral Account................................................................................................28
 Section 6.11 Performance by the Lender.........................................................................................29
 Section 6.12 Minimum Combined Book Net Worth...................................................................................29
 Section 6.13 Minimum Combined Net Income.......................................................................................30
 Section 6.14 Sale or Liquidation of Zecal......................................................................................31

ARTICLE VII  NEGATIVE COVENANTS.................................................................................................31
 Section 7.1 Liens..............................................................................................................31
 Section 7.2 Indebtedness.......................................................................................................32
 Section 7.3 Guaranties.........................................................................................................32
 Section 7.4 Investments and Subsidiaries.......................................................................................32
 Section 7.5 Dividends..........................................................................................................33
 Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations......................................................33
 Section 7.7 Consolidation and Merger; Asset Acquisitions.......................................................................34
 Section 7.8 Sale and Leaseback.................................................................................................34
 Section 7.9 Restrictions on Nature of Business.................................................................................34
 Section 7.10 Capital Expenditures..............................................................................................34
 Section 7.11 Accounting........................................................................................................34
 Section 7.12 Discounts, etc....................................................................................................34
 Section 7.13 Defined Benefit Pension Plans.....................................................................................35
 Section 7.14 Other Defaults....................................................................................................35
 Section 7.15 Place of Business; Name...........................................................................................35

 Section 7.16 Organizational Documents..........................................................................................35
 Section 7.17 Salaries..........................................................................................................35
 Section 7.18 Change in Ownership...............................................................................................35

ARTICLE VIII  EVENTS OF DEFAULT, RIGHTS AND REMEDIES............................................................................36
 Section 8.1 Events of Default..................................................................................................36
 Section 8.2 Rights and Remedies................................................................................................38
 Section 8.3 Certain Notices....................................................................................................39
 Section 8.4 Covenant Default Fees..............................................................................................39

ARTICLE IX  MISCELLANEOUS.......................................................................................................39
 Section 9.1 No Waiver; Cumulative Remedies.....................................................................................39
 Section 9.2 Amendments, Etc....................................................................................................39
 Section 9.3 Addresses for Notices, Etc.........................................................................................39
 Section 9.4 Further Documents..................................................................................................40
 Section 9.5 Collateral.........................................................................................................41
 Section 9.6 Costs and Expenses.................................................................................................41
 Section 9.7 Indemnity..........................................................................................................41
 Section 9.8 Participants.......................................................................................................42
 Section 9.9 Execution in Counterparts..........................................................................................42
 Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging
              Information.......................................................................................................42
 Section 9.11 Severability of Provisions........................................................................................43
 Section 9.12 Headings..........................................................................................................43
 Section 9.13 Lender's Actions..................................................................................................43
 Section 9.14 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial..........................................................43


                         CREDIT AND SECURITY AGREEMENT

                         Dated as of December 31, 1998


     P. G. DESIGN ELECTRONICS, INC., a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:



                                   ARTICLE I

                                  Definitions

     Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including, without limitation, the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

          "Advance" means a Revolving Advance or the Term Advance.

          "Affiliate" or "Affiliates" means Heartland, Zecal, and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

          "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Milwaukee, Wisconsin.

          "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

          "Borrowing Base" means, at any time the lesser of:

          (a)  the Maximum Line; or

          (b) subject to change from time to time in the Lender's discretion, the sum of:

               (i) the lesser of (A) 85% of Eligible Accounts or (B) $10,500,000, plus

               (ii) the lesser of (A) 50% of Eligible Inventory, which percentage shall be reduced on the first day of each month by 1% per month for 25 months commencing on April 1, 1999, or (B) $3,000,000, minus

               (iii)  the Zecal Reserve.

          "Capital Expenditures" for a period means any expenditure of money for the lease, purchase or other acquisition of any capital asset required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of the Borrower.

          "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

          "Collateral Account" has the meaning given in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreement of even date herewith by and among the Borrower, Norwest Bank Wisconsin and the Lender.

          "Combined Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower and Zecal, on a combined basis, as determined in accordance with GAAP.

          "Combined Net Income" means, with respect to the Borrower and Zecal, the combined fiscal year-to-date after-tax net income of the Borrower and Zecal, decreased by the sum of any extraordinary, non-operating or non-cash income recorded by the Borrower and Zecal and increased by any extraordinary, non-cash or non-operating expense or loss recorded by the Borrower and Zecal, as determined in accordance with GAAP.

          "Commitment" means the Lender's commitment to make Advances pursuant to Article II.

          "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day of any month during which an Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means an annual rate equal to three percent (3%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Eligible Accounts" means all unpaid Accounts, except the following shall not in any event be deemed Eligible Accounts:

               (i) That portion of Accounts unpaid ninety (90) days or more after the invoice date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer; provided, however, the Lender may in its discretion permit such an Account to be an Eligible Account upon receipt by the Lender of written acknowledgment by the customer that it has requested that the Borrower issue its invoice prior to such final delivery;

               (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

               (v) Accounts owed by an account debtor located outside the United States of America which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its discretion;

               (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

               (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender, including, without limitation, any payment or performance bond;

               (ix) That portion of Accounts that has been restructured, extended, amended or modified;

               (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

               (xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty five percent (25%) or more of the total amount due under Accounts from such debtor is ineligible under clauses
          (i), (ii) or (ix) above; and

               (xii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its discretion.

          "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible
     Inventory:

               (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

               (ii) Supplies, packaging or sample Inventory;

               (iii) Work-in-process Inventory;

               (iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations;

               (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

               (vi) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

               (vii) Inventory that is subject to a security interest in favor of any Person other than the Lender; and

               (viii) Inventory otherwise deemed ineligible by the Lender in its discretion.

          "Environmental Laws" has the meaning specified in Section 5.12.

          "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

          "Event of Default" has the meaning specified in Section 8.1.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one-fourth percent (.25%), which annual rate shall change when and as the Base Rate changes.

          "Funding Date" has the meaning given in Section 2.1.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

          "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, licenses and rights under license agreements customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

          "Guarantors" means Heartland and Zecal.

          "Hazardous Substance" has the meaning given in Section 5.12.

          "Heartland" means Heartland Technology, Inc., a Delaware corporation.

          "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including, but not limited to, all securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, stock, bonds, mutual fund shares, money market shares and United States of America Government securities.

          "Loan Documents" means this Agreement, the Notes and the Security Documents.

          "Lockbox" has the meaning given in the Lockbox Agreement.

          "Lockbox Agreement" means the Lockbox Agreement by and among the Borrower, Norwest Bank Wisconsin and the Lender, of even date herewith.

          "Maturity Date" means December 30, 2001.

          "Maximum Line" means Ten Million Five Hundred Thousand Dollars ($10,500,000), unless said amount is reduced pursuant to Section 2.8, in which event it means the amount to which said amount is reduced.

          "Minimum Interest Charge" has the meaning given in Section 2.4(b).

          "Norwest Bank Minnesota" means Norwest Bank Minnesota, National Association.

          "Norwest Bank Wisconsin" means Norwest Bank Wisconsin, National Association.

          "Notes" means the Revolving Note and the Term Note, each a "Note."

          "Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Note, or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

          "Permitted Lien" has the meaning given in Section 7.1.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

          "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including , without limitation, the premises legally described in Exhibit D attached hereto.

          "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Revolving Advance" has the meaning given in Section 2.1.

          "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Documents" means this Agreement, the Collateral Account Agreement, the Lockbox Agreement, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Interest" has the meaning given in Section 3.1.

          "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Term Advance" has the meaning given in Section 2.3.

          "Term Note" means the Borrower's term promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

          "Total Facility" means for any fiscal quarter, the sum as of the beginning of such quarter of the Maximum Line plus the principal amount outstanding under the Term Note.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

          "Zecal" means Zecal Corp., a Delaware corporation.

          "Zecal Reserve" means a reserve against availability of Two Hundred Fifty Thousand Dollars ($250,000) to be in effect until the earlier of (i) the sale of substantially all of the stock or assets of Zecal, (ii) the liquidation of the assets of Zecal, or (iii) the receipt of financial statements from Zecal which show that Zecal or its successor following a Zecal Reorganization achieved a positive net income for a fiscal quarter.

     Section 1.2. Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                    Amount and Terms of the Credit Facility

     Section 2.1. Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall have no obligation to make an Advance if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Revolving Advances under this Section 2.1 or otherwise would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section
2.8 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:

          (a) The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Milwaukee time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

          (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with Norwest Bank Wisconsin unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for a Revolving Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Revolving Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     Section 2.2. Term Advance. The Lender agrees, on the terms and subject to the conditions herein set forth, to make an advance to the Borrower under this
Section 2.2 on or after the Funding Date in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Term Advance"). The Borrower's obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article III. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the Term Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.1(b) unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

     Section 2.3. Payment of Term Note. The outstanding principal balance of the Term Note shall be due and payable as follows:

          (a) Beginning on February 1, 1999, and on the 1st day of each month thereafter, in equal monthly installments of Seventy Five Thousand Dollars ($75,000) each plus a final payment of all unpaid principal due on the Maturity Date; and

          (b) On the Termination Date, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

     Section 2.4. Interest; Minimum Interest Charge; Default Interest; Participations; Usury. Interest accruing on the Notes shall be due and payable in arrears on the first day of each month.

          (a) Notes. Except as set forth in Sections 2.4(c) and 2.4(d), the outstanding principal balance of the Notes shall bear interest at the Floating Rate.

          (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Section 2.4(a), the Borrower shall pay to the Lender interest of not less than Twenty Five Thousand Dollars ($25,000) during each month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.4(a) on the date and in the manner provided in Section 2.6.

          (c) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (d) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

     Section 2.5.  Fees.

          (a) Origination Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) which shall be due and payable on the Funding Date.

          (b) Unused Line Fee. For the purposes of this Section 2.5(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances. The Borrower hereby agrees to pay to the Lender an unused line fee at the rate of one-fourth percent (.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of each month and on the Termination Date.

          (c) Facility Fee. The Borrower hereby agrees to pay to the Lender a facility fee at the rate of one-fourth percent (.25%) per annum on the Total Facility, due and payable in arrears on the first day of each April, July, October and January, commencing April 1, 1999, and on the Termination Date.

          (d) Audit Fees. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rate of Five Hundred Dollars ($500) per analyst per day for each audit conducted by the Lender, plus out-of-pocket costs and expenses; provided that except during a Default Period, the Lender shall charge the Borrower for no more than a total of four (4) audits or inspections per fiscal year.

          (e) Miscellaneous Fees. The Borrower hereby agrees to (i) pay the Lender for all wire transfer charges and automated clearing house charges and to (ii) pay overadvance charges of Two Hundred Dollars ($200) per day; provided, however, that from the first day of any month during which any Default Period commences or exists at any time, the daily overadvance charge (if an overadvance exists) shall be Four Hundred Dollars ($400).

     Section 2.6. Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

     Section 2.7. Capital Adequacy; Increased Costs and Reduced Return. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.7:

          (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (b) "Return," for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

          (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.7, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

     Section 2.8. Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least thirty (30) days prior written notice and (ii) pays the Lender the termination or line reduction fees in accordance with Section 2.9. Any reduction in the Maximum Line must be in an amount not less than One Hundred Thousand Dollars ($100,000) or an integral multiple thereof. If the Borrower terminates the Credit Facility, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

     Section 2.9. Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date or if the Borrower reduces the Maximum Line, except if such termination or reduction is within one hundred twenty (120) days after the Lender required a payment to restore its Return pursuant to Section 2.7 hereof, the Borrower shall pay the Lender a fee in an amount equal to a percentage of (i) the Total Facility if the Credit Facility is terminated, or (ii) the reduction in the Maximum Line, as applicable, as follows: (A) two percent (2.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) one percent (1.0%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or prior to the second anniversary of the Funding Date; and
(C) one-half percent (.5%) if the termination or reduction occurs after the second anniversary of the Funding Date.

     Section 2.10. Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess.

     Section 2.11. Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations one (1) Banking Day after receipt by the Lender; provided, however, that any payments received by the Lender by wire transfer shall be applied to the Obligation on the day of receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for two (2) Banking Days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.12. Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.13. Use of Proceeds. The Borrower shall use the proceeds of Advances for (i) repayment of its existing indebtedness, (ii) for loans to Zecal for payment of Zecal's existing secured indebtedness and Zecal's ordinary working capital purposes, and (iii) for ordinary working capital purposes of the Borrower.

     Section 2.14. Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within thirty (30) days after receipt.


                                  ARTICLE III

                      Security Interest; Occupancy; Setoff

     Section 3.1. Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

     Section 3.2. Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

     Section 3.3. Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4.  Occupancy.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5. License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6. Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

          Name and address of Debtor:

          P. G. Design Electronics, Inc.
          48700 Structural Drive
          Chesterfield, Michigan  48051
          Federal Tax Identification No. 36-4148939

          Name and address of Secured Party:

          Norwest Business Credit, Inc.
          100 East Wisconsin Avenue
          Suite 1400
          Milwaukee, Wisconsin  53202
          Federal Tax Identification No.  41-1237652

     Section 3.7. Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand but with notice to Borrower at such time, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.


                                   ARTICLE IV

                             Conditions of Lending

     Section 4.1. Conditions Precedent to the Initial Advances. The Lender's obligation to make the initial Advances hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a)  This Agreement, properly executed by the Borrower.

          (b)  The Notes, each properly executed by the Borrower.

          (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent or similar acceptable agreement with respect to each such lease.

          (d) A true and correct copy of any and all leases pursuant to which the Zecal is leasing its premises, together with a landlord's disclaimer and consent or similar acceptable agreement with respect to each such lease.

          (e) The Collateral Account Agreement, properly executed by the Borrower and Norwest Bank Wisconsin.

          (f) The Lockbox Agreement, properly executed by the Borrower and Norwest Bank Wisconsin.

          (g) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or Zecal,

     (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower or Zecal except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (h) A certificate of the Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

          (i) A letter from an officer of the Borrower identifying those individuals who are authorized to initiate and confirm payment orders and to sign collateral reports.

          (j) A current certificate issued by the Secretary of State of Delaware, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Delaware.

          (k) Evidence that the Borrower is duly licensed or qualified to transact business in Michigan and in all other jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (l) A certificate of an officer of the Borrower confirming the representations and warranties set forth in Article V.

          (m) An opinion of counsel to the Borrower and the Guarantors, addressed to the Lender.

          (n) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (o) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

          (p) A security agreement, properly executed by Zecal.

          (q) Lockbox and collateral account agreements, properly executed by Zecal and Fleet National Bank, or such other bank as is mutually acceptable to the Lender and Zecal.

          (r) Certificates of each Guarantor's Secretary or Assistant Secretary certifying as to (i) the resolutions of the such Guarantor's directors and, if required, shareholders, authorizing the execution, delivery and performance of its guaranty and any other documentation requested by the Lender, (ii) such Guarantor's articles of incorporation and bylaws, and
     (iii) the signatures of such Guarantor's officers or agents authorized to execute and deliver its guaranty and other instruments, agreements and certificates, on such Guarantor's behalf.

          (s) With respect to each Guarantor, a current certificate issued by its state of incorporation, certifying that such Guarantor is in compliance with all applicable organizational requirements of that state.

          (t) Evidence that each Guarantor is duly licensed or qualified to transact business in all other jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (u) Payment of the fees and commissions due through the date of the initial Advance under Section 2.5 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement.

          (v) Written authorization from the Borrower to pay proceeds of the Advances to third parties.

          (w) A payoff letter from General Electric Capital Corporation and any other party holding a loan or capitalized lease which will be paid with the proceeds of the initial Advances.

          (x) Such other documents as the Lender in its sole discretion may require.

     Section 4.2. Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

                                   ARTICLE V

                         Representations and Warranties

        The Borrower represents and warrants to the Lender as follows:

     Section 5.1. Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in Michigan and in all other jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

     Section 5.2. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.3. Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section 5.4. Subsidiaries. The Borrower has no Subsidiaries other than
Zecal.

     Section 5.5. Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender its audited financial statements for its fiscal year ended December 31, 1997, and its unaudited financial statements for the fiscal year-to-date period ended November 30, 1998 and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP, except for year-end adjustments and the absence of footnotes on its interim financial statements. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

     Section 5.6. Litigation. Except as listed on Schedule 5.6 hereto, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

     Section 5.7. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.8. Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.9. Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.10. Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

          (a) Any accumulated funding deficiency within the meaning of ERISA; or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section 5.11. Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

     Section 5.12.  Environmental Matters.

          (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

               (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (c) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (d) There are not and, to the Borrower's best knowledge, there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises, since its occupancy by the Borrower, or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

          (e) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within twelve (12) months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

     Section 5.13. Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.14. Financing Statements. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.15. Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                  ARTICLE VI

                        Borrower's Affirmative Covenants

          So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1. Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower's, Heartland's and Zecal's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's, Heartland's and of Zecal's balance sheet as at the end of such fiscal year and the related statements of the Borrower's, Heartland's and of Zecal's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating, together with the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13 and 7.10; and (iii) a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit C, stating (A) that such financial statements have been prepared in accordance with GAAP, (B) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (c) all relevant facts in reasonable detail to evidence, and the computations as to, whether the Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13 and 7.10;

          (b) as soon as available and in any event within twenty (20) days after the end of each month, unaudited/internal balance sheets of Borrower, Heartland and of Zecal and statements of income and retained earnings of the Borrower, Heartland and of Zecal as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, (ii) whether such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether the Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13 and 7.10;

          (c) within fifteen (15) days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

          (d) at least thirty (30) days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (e) as soon as practicable after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section
     5.12 or which seek a monetary recovery against the Borrower in excess of Fifty Thousand Dollars ($50,000);

          (f) as promptly as practicable, and in any event not later than five
     (5) business days after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

          (g) as soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (h) as soon as possible, and in any event within ten (10) days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (i) together with each weekly collateral report, notice of (i) any disputes or claims by the Borrower's customers exceeding Fifty Thousand Dollars ($50,000) individually; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower; and (iv) any change in the persons constituting the Borrower's officers and directors;

          (j) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

          (l) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

          (m) as soon as possible, and in any event by not later than April 30th of each year, or if a valid extension of the time to file is received by any such Guarantor, promptly upon the filing of the return, copies of the federal tax return and all schedules thereto of each Guarantor;

          (n) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition; and

          (o) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2. Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

     Section 6.3. Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4. Compliance with Laws.

          (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.5. Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.6.  Maintenance of Properties.

          (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

     Section 6.7. Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8. Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9. Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

     Section 6.10. Collateral Account.

          (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, the Borrower receives any payments on Receivables or other proceeds of Collateral, the Borrower shall deposit such payments and proceeds into the Collateral Account. Until so deposited, the Borrower shall hold all such payments and proceeds in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

          (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

          (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing one (1) Banking Day, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

          (d) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

     Section 6.11. Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.11.

     Section 6.12. Minimum Combined Book Net Worth. While any part of the Obligations remains unpaid, the Borrower and Zecal shall, unless waived in writing by Lender, continuously maintain:

          (a) as of December 31, 1998, a minimum Combined Book Net Worth of Eleven Million Five Hundred Thousand Dollars ($11,500,000);

          (b) from January 1, 1999 through June 29, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1998 minus Four Hundred Thousand Dollars ($400,000);

          (c) as of June 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1998 plus Five Hundred Thousand Dollars ($500,000);

          (d) from July 1, 1999 through December 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of June 30, 1999;

          (e) as of December 31, 1999, a minimum Combined Book Net Worth of not less than both (i) the Combined Book Net Worth as of December 31, 1998 plus One Million Dollars ($1,000,000) and (ii) the Combined Book Net Worth as of June 30, 1999 plus Five Hundred Thousand Dollars ($500,000);

          (f) thereafter, a minimum Combined Book Net Worth during each fiscal period from January 1 through December 30 of not less than the Combined Book Net Worth as of the end of the preceding fiscal year;

          (g) as of each June 30 after June 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of the preceding fiscal year end plus One Million Dollars ($1,000,000);

          (h) thereafter, a minimum Combined Book Net Worth during each fiscal period from July 1 through December 30 of not less than the Combined Book Net Worth as of the preceding June 30;

          (i) as of the end of each fiscal year after December 31, 1999, a minimum Combined Book Net Worth of not less than both (i) the Combined Book Net Worth as of the prior fiscal year end plus Two Million Five Hundred Thousand Dollars ($2,500,000), and (ii) the Combined Book Net Worth as of the preceding June 30 plus One Million Five Hundred Thousand Dollars ($1,500,000); and

          (j) as of March 31, 2000, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1999 plus Five Hundred Thousand Dollars ($500,000).

     Section 6.13. Minimum Combined Net Income. The Borrower and Zecal will achieve certain levels of Combined Net Income during the term hereof, as demonstrated on the audited year-end financial statements of the Borrower and Zecal, as follows:



                                                                       Minimum Combined Net
                                                                       --------------------
                      Period                                                  Income
                      ------                                                  ------
Six month periods ending June 30, 1999 and
 December 31, 1999                                                          $  500,000

Fiscal year ending December 31, 1999                                        $1,000,000

Six month periods ending each June 30 after
 June 30, 1999                                                              $1,000,000

Six month periods ending each December 31 after
 December 31, 1999                                                          $1,500,000

Fiscal years ending after December 31, 1999                                 $2,500,000

Fiscal quarter ending March 31, 2000                                        $  500,000

     Section 6.14. Sale or Liquidation of Zecal. In the event substantially all of the stock or assets of Zecal are sold or Zecal is liquidated, the Borrower shall cause not less than One Million Four Hundred Fifty Thousand Dollars ($1,450,000) of the proceeds of such sale or liquidation to be paid to the Lender for application to the payment of the Obligations, in any order or manner of application satisfactory to the Lender.


                                  ARTICLE VII

                              Negative Covenants

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

     Section 7.1. Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

          (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

          (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

          (c) the Security Interest and liens and security interests created by the Security Documents; and

          (d) purchase money security interests and leases relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

     Section 7.2. Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness to the Lender arising hereunder or otherwise;

          (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 7.2 hereto;

          (c) indebtedness relating to Permitted Liens; and

          (d) indebtedness to Heartland or to Zecal.

     Section 7.3. Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

     Section 7.4.  Investments and Subsidiaries.

          (a) Subject to Section 7.6 hereof, the Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

               (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U. S. corporations rated "A-1" or "A-2" by Standard & Poor's Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

               (ii) travel advances or loans to the Borrower's officers and employees not exceeding at any one time an aggregate of $10,000; and

               (iii) a loan to Zecal out of the proceeds of the Term Advance in an amount sufficient to pay Zecal's obligations to General Electric Capital Corporation and loans to Zecal for Zecal's working capital purposes.

          (b) Subject to Section 7.6 hereof, the Borrower will not create or permit to exist any Subsidiary other than Zecal.

     Section 7.5. Dividends. Except as hereinafter provided, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly. Provided no Default Period is in effect, the Borrower may pay dividends to Heartland in amounts sufficient to pay Heartland's indebtedness to Peter Van Heusden.

     Section 7.6. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property, other than dividends paid to Heartland in accordance with Section 7.5 hereof, without prior or present receipt of full and adequate consideration.

     Notwithstanding any other provision of this Agreement, upon the prior review and prior written consent of the Lender, the Borrower shall be entitled to take any of the actions set forth in Section 7.6(a), below, with respect to Zecal, provided the Borrower has satisfied the conditions of Section 7.6(b), below:

          (a) The Borrower may: (i) cause Zecal to be merged or consolidated with or into another entity which is not an Affiliate, (ii) cause Zecal to sell or contribute substantially all of its assets to another entity which is not an Affiliate, (iii) sell or contribute some or all of the stock of Zecal to another entity which is or is not an Affiliate, (iv) merge, consolidate or liquidate Zecal into the Borrower or an Affiliate; or (v) liquidate the assets of Zecal (any one or more of the foregoing actions to be called in this Agreement a "Zecal Reorganization");

          (b) Prior to and as a precondition to the Borrower effecting any Zecal Reorganization, the following shall occur: (i) the Borrower shall give the Lender prior notice of a proposed Zecal Reorganization with the pertinent details thereof; (ii) as part of the Zecal Reorganization, the Lender shall receive as security, in form reasonably satisfactory to the Lender, and at the Lender's discretion, either a continuing security interest in the assets of any successor entity to Zecal or a pledge of the stock or other ownership interests which represent a value of underlying assets which is reasonably equivalent in value to the Lender's current security interest in Zecal assets; (iii) as a part of the Zecal Reorganization, any successor entity to Zecal shall assume both Zecal's obligations to the Borrower for amounts lent to Zecal by the Borrower and Zecal's obligations to the Lender pursuant to its guaranty in favor of the Lender; (iv) the Zecal Reorganization shall be documented and any necessary documents amending or supplementing the Security Documents shall be entered into in a manner reasonably satisfactory to the Lender; and (v) if the Zecal Reorganization is a sale of substantially all of the stock or assets of Zecal, or a liquidation of Zecal, the amount required to be paid to the Lender under
     Section 6.14 hereof shall be provided to be paid under the Zecal Reorganization.

     Section 7.7. Consolidation and Merger; Asset Acquisitions. Except as provided in Section 7.6 hereof, the Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.8. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.9. Restrictions on Nature of Business. Subject to Section 7.6 hereof, the Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 7.10. Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than Ten Million Dollars ($10,000,000) in the aggregate during the fiscal year ending December 31, 1999 and (ii) Four Million Dollars ($4,000,000) in the aggregate during any fiscal year thereafter. Further, the Borrower will not incur or contract to incur Capital Expenditures of more than Five Hundred Thousand Dollars ($500,000) in any one transaction or more than One Million Dollars ($1,000,000) from the Borrower's working capital in any fiscal year.

     Section 7.11. Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

     Section 7.12. Discounts, etc. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

     Section 7.13. Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

     Section 7.14. Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other material contractual obligation binding upon the Borrower, unless the Borrower is contesting such obligation in good faith and has created adequate reserves therefor under GAAP.

     Section 7.15. Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

     Section 7.16. Organizational Documents. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws.

     Section 7.17. Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, provided that to the extent the following payments will not result in a violation of, and so long as the Borrower remains in compliance with, the provisions of Sections
6.12 and 6.13, the Borrower may make payments to Heartland pursuant to reasonable allocations for overhead and management services in the ordinary course of the business of Heartland and the Borrower. Further, without the Lender's written consent, which consent shall not be unreasonably withheld, the Borrower will not increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than ten percent (10%) plus the increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers published by the Bureau of Labor Statistics of the United States Department of Labor from the beginning of the prior year in any one year, for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment; provided that to the extent the following payments will not result in a violation of, and so long as the Borrower remains in compliance with, the provisions of Sections 6.12 and 6.13, the Borrower may pay bonuses and commissions in excess of the foregoing amounts.

     Section 7.18. Change in Ownership. The Borrower will not issue or sell any stock of the Borrower so as to change the percentage of voting and non-voting stock owned by each of the Borrower's shareholders, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower.


                                 ARTICLE VIII

                    Events of Default, Rights and Remedies

     Section 8.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of the Obligations when they become due and payable;

          (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

          (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

          (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

          (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor; provided, however, that if the Borrower or such Guarantor is contesting, in good faith, any petition filed against it, the filing of such petition shall not constitute an Event of Default unless such proceeding is not dismissed within forty five (45) days after the commencement of such proceeding;

          (f) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

         (g) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of Fifty Thousand Dollars ($50,000) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

          (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, in any case resulting in a right by such Person to accelerate the maturity of such evidence of indebtedness, indenture, other instrument or lease and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

          (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

          (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

          (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

          (l) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

          (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

          (n) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, or any Guarantor shall cease to exist except pursuant to a Zecal Reorganization as to which the Lender has provided its written consent;

          (o) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur; or

          (p) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

     Section 8.2. Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

          (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3. Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten (10) calendar days before the date of intended disposition or other action.

     Section 8.4. Covenant Default Fee. In the event an Event of Default under
Section 8.1(c) occurs on account of the breach of the provisions of either
Section 6.12 or Section 6.13, in the Lender's discretion, without waiving any of its other rights and remedies, an additional fee in the amount of Two Thousand Five Hundred Dollars ($2,500) shall be due.


                                   ARTICLE IX

                                 Miscellaneous

     Section 9.1. No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by facsimile, in each case addressed or facsimiled to the party to whom notice is being given at its address or facsimile number as set forth below:

          If to the Borrower:

          P. G. Design Electronics, Inc.
          48700 Structural Drive
          Chesterfield, Michigan  48051
          Facsimile:  810/598-8082
          Attention:  Leon F. Fiorentino

          With a copy to:

          Heartland Technology, Inc.
          547 West Jackson Boulevard
          Suite 1510
          Chicago, Illinois  60661
          Attention:  Leon F. Fiorentino

          If to the Lender:

          Norwest Business Credit, Inc.
          100 East Wisconsin Avenue
          Suite 1400
          Milwaukee, Wisconsin  53202
          Facsimile:  414/224-7442
          Attention:  Thomas J. Zak

or, as to each party, at such other address or facsimile number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by facsimile, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 9.4. Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.5. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to

Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 9.6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including, without limitation, reasonable attorney's fees, periodic UCC, tax and judgment lien searches, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other agreement related hereto or thereto, and the transactions contemplated hereby, including, without limitation, all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 9.7. Indemnity. In addition to the payment of expenses pursuant to
Section 9.6, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

               (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

               (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

               (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) (collectively, "Losses") in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances, except for any Losses caused by the gross negligence or willful misconduct of such Indemnitee.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     Section 9.8. Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 9.9. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.10. Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's assignees, participants, accountants, lawyers and other advisors, and prospective participants and assignees, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information among Norwest Corporation and its subsidiaries.

     Section 9.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.12. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.13. Lender's Actions. The Lender agrees that at any time which Lender may, in accordance with this Agreement, act within its "discretion" or its "sole discretion" or in exercising its right to "consent," Lender shall exercise good faith and act in a commercially reasonable manner.

     Section 9.14. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Wisconsin. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Wisconsin. The parties hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Wisconsin in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the Circuit Court of Milwaukee County, Wisconsin, or the United States District Court, Eastern District of Wisconsin; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


NORWEST BUSINESS CREDIT, INC.       P. G. DESIGN ELECTRONICS, INC.



By:_____________________________    By:____________________________
   Thomas J. Zak, Vice President    Its:___________________________


MW2-163768-6

                        Table of Exhibits and Schedules

          Exhibit A                     Form of Revolving Note

          Exhibit B                     Form of Term Note

          Exhibit C                     Compliance Certificate

          Exhibit D                     Premises

                              ___________________

          Schedule 5.1                  Trade Names, Chief Executive Office,
                                        Principal Place of Business, and Locations of Collateral

          Schedule 7.1                  Permitted Liens

          Schedule 7.2                  Permitted Indebtedness and Guaranties

MW2-163768-6

                  Exhibit A to Credit and Security Agreement

                                REVOLVING NOTE


$10,500,000.00                                              Milwaukee, Wisconsin
                                                               December 31, 1998


     For value received, the undersigned, P. G. DESIGN ELECTRONICS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its office in Milwaukee, Wisconsin, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Five Hundred Thousand Dollars ($10,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                    P. G. DESIGN ELECTRONICS, INC.



                                    By:____________________________
MW2-163768-6                        Its:___________________________
                                   TERM NOTE

                  Exhibit B to Credit and Security Agreement


$4,500,000.00                                               Milwaukee, Wisconsin
                                                               December 31, 1998


     For value received, the undersigned, P. G. DESIGN ELECTRONICS, INC., a Nevada corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its office in Milwaukee, Wisconsin, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a three hundred sixty (360) day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                            P. G. DESIGN ELECTRONICS, INC.



                            By:___________________________________
                            Its:__________________________________

                                   Exhibit C
                       to Credit and Security Agreement

                            Compliance Certificate


To:            Thomas J. Zak
               NORWEST BUSINESS CREDIT, INC.

Date:          __________________, 199___

Subject:       P. G. Design Electronics, Inc.
               Financial Statements

     In accordance with our Credit and Security Agreement dated as of December 31, 1998, (the "Credit Agreement"), attached are the financial statements of P.
G. Design Electronics, Inc. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, and fairly present the Borrower's financial condition and the results of its operations as of the date thereof.

               Events of Default. (Check one):

          [_] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

          [_] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

          I hereby certify to the Lender as follows:

          [_] The Reporting Date marks the end of one of the Borrower's fiscal months, hence I am completing all paragraphs below except paragraphs 2 and 4.

          [_] The Reporting Date marks the end of the Borrower's fiscal year, hence I am completing all paragraphs below.

          Financial Covenants.  I further hereby certify as follows:

               1. Minimum Combined Book Net Worth. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Combined Book Net Worth was $____________ which [_] satisfies [_] does not satisfy the requirement that such amount be not less than the following amounts on the Reporting Date as set forth below:

          (a) as of December 31, 1998, a minimum Combined Book Net Worth of Eleven Million Five Hundred Thousand Dollars ($11,500,000);

          (b) from January 1, 1999 through June 29, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1998 minus Four Hundred Thousand Dollars ($400,000);

          (c) as of June 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1998 plus Five Hundred Thousand Dollars ($500,000);

          (d) from July 1, 1999 through December 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of June 30, 1999;

          (e) as of December 31, 1999, a minimum Combined Book Net Worth of not less than both (i) the Combined Book Net Worth as of December 31, 1998 plus One Million Dollars ($1,000,000) and (ii) the Combined Book Net Worth as of June 30, 1999 plus Five Hundred Thousand Dollars ($500,000);

          (f) thereafter, a minimum Combined Book Net Worth during each fiscal period from January 1 through December 30 of not less than the Combined Book Net Worth as of the end of the preceding fiscal year;

          (g) as of each June 30 after June 30, 1999, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of the preceding fiscal year end plus One Million Dollars ($1,000,000);

          (h) thereafter, a minimum Combined Book Net Worth during each fiscal period from July 1 through December 30 of not less than the Combined Book Net Worth as of the preceding June 30;

          (i) as of the end of each fiscal year after December 31, 1999, a minimum Combined Book Net Worth of not less than both (i) the Combined Book Net Worth as of the prior fiscal year end plus Two Million Five Hundred Thousand Dollars ($2,500,000), and (ii) the Combined Book Net Worth as of the preceding June 30 plus One Million Five Hundred Thousand Dollars ($1,500,000); and

          (j) as of March 31, 2000, a minimum Combined Book Net Worth of not less than the Combined Book Net Worth as of December 31, 1999 plus Five Hundred Thousand Dollars ($500,000).

          2. Minimum Combined Net Income. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrower's and Zecal's Combined Net Income for the fiscal year ending on the Reporting Date was $_______________, which [_] satisfies [_] does not satisfy the requirement that such amount be not less than the amount on the Reporting Date as set forth below:

                        Period                              Minimum Combined Net Income
                        ------                              ---------------------------
Six month periods ending June 30, 1999 and December
 31, 1999                                                           $  500,000

Fiscal year ending December 31, 1999                                $1,000,000

Six month periods ending each June 30
 after June 30, 1999                                                $1,000,000

Six month periods ending each
 December 31 after December 31, 1999                                $1,500,000

Fiscal years ending after December 31, 1999                         $2,500,000

Fiscal quarter ending March 31, 2000                                $  500,000

          3. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the fiscal year ended ______________, 199___, for Capital Expenditures, $__________________ in
     the aggregate, which [_] satisfies [_] does not satisfy the requirement that such expenditures not exceed ______________________________________
     Dollars ($_______________) in the aggregate. Further, the Borrower has not expended or contracted to expend more than Two Hundred Thousand Dollars ($200,000) in any one transaction or expended or contracted to expend more than One Million Dollars ($1,000,000) from Borrower's working capital for the year-to-date period ending on the Reporting Date.


          4. Salaries. As of the Reporting Date, the Borrower [_] is [_] is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                              P. G. DESIGN ELECTRONICS, INC.



                              By:   __________________________________
                              Its:  Chief Financial Officer

                                   Exhibit D
                       to Credit and Security Agreement



                                   Premises


     The Premises referred to in the Credit and Security Agreement are legally described as follows:


Location:           48700 Structural Drive
                    Chesterfield, Michigan  48051

Legal Description:  Situated in the Township of Chesterfield, County of Macomb
                    and State of Michigan, to wit:

                    Lot 5 and North 100 feet of Lot 6 according to the Plat thereof as recorded in Liber 90, Pages 33 through 38, both inclusive of Plats, Macomb County Records.

                    Commonly known as 48700 Structural Drive.


Location:           (offices of Zecal)
                    456 North Sanford Road
                    Churchville, New York  14428

Legal Description:  ALL THAT TRACT OF PARCEL OF LAND, situate in the Town of
                    Riga, Monroe County, New York, being part of Lot 51 in the West Pultney Tract so called, described as follows:

                    Beginning at a point N 0.36' and W 0.57' from existing concrete R.O.W. monument remains set in the East line of North Sanford Road (formerly Sanford Road) at the point of intersection with the northerly line of the North Sanford Drive; thence (1) N 00 degrees 54' 50" W along the East line of Sanford Road, a distance of 974.55' to an iron pipe; thence (2) N 89 degrees 04' 19" E, a distance of 554.42' to a point in the north line of property heretofore conveyed by deed recorded in the Monroe County Clerk's Office in Liber 7262 of Deeds at page 155, which point is also 717.35' West of the Northeast corner of the aforesaid property so conveyed; thence (3) S 00 degrees 54' 50" E, a distance of 984.76' to a point in the North line of the North Sanford Drive; thence (4) S 68 degrees 50' 00" W along the north line of said new road a distance of 351.52' to an existing R.O.W. monument; thence (5) N 85 degrees 23' 50" W along the north line of the monument; thence North Sanford Drive, a distance of 128.36 feet to an existing R.O.W. monument; thence (6) N 39 degrees 55' 46" W, along the north line of said new road a distance of 153.71' to the point and place of beginning; containing in all 13.442 acres of land.

                                 Schedule 5.1
                       to Credit and Security Agreement

Trade Names, Chief Executive Office, Principal Place of Business, and Locations
                                 of Collateral

                                  Trade Names

                                     Xceed


              Chief Executive Office/Principal Place of Business

                             48700 Structural Drive
                         Chesterfield, Michigan  48051


                    Other Inventory and Equipment Locations


                                  Zecal Corp.

                            456 North Sanford Road

                         Churchville, New York  14428

                                 Schedule 5.6
                       to Credit and Security Agreement


                                  Litigation

     As more fully described in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") by Heartland on April 2, 1998, as amended on April 27, 1998, April 30, 1998 and on June 23, 1998, the Borrower has been informed by one of its major customers that the customer has a patent relating to the demonstration devices for computer printers ("Printer PODs") and that the customer believes that some or all of the Printer PODs manufactured by the Borrower infringe the patent. The Borrower is investigating the claim and, at the same time, exploring resolution of the matter with the claimed patent holder.

                                 Schedule 7.1
                       to Credit and Security Agreement


                                Permitted Liens

                                     None.

                                 Schedule 7.2
                       to Credit and Security Agreement


                     Permitted Indebtedness and Guaranties

                                 Indebtedness

                                     None.


                                  Guaranties

                                     None.